Exhibit 23.2

Calhoun, Blair & Associates
Petroleum Consultants
4625 Greenville Avenue, Suite 102
Dallas, Texas 75206
214-522-4925
Fax 214-346-0310
Rgblair@swbell.net

February 23, 2012

Dorchester Minerals, L.P.
3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

Gentlemen:

Calhoun, Blair & Associates does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimated reserves included in this Annual Report on Form 10-K including, without limitation, Exhibit 99.1, and to all references to our firm included in this Annual Report.

/s/ Robert G. Blair, P.E. Calhoun, Blair & Associates Licensed Professional Engineer State of Texas #68057